UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to GIPIA Operating Agreement

On April 13, 2026, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), entered into a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R Agreement”) of GIPIA 1220 S. Duff Avenue, LLC, a Delaware limited liability company (the “Iowa SPE”), by and among the Iowa SPE, the Operating Partnership, and JCWC Funding LLC, a Florida limited liability company (“JCWC”). JCWC is not an affiliate of the Company or the Operating Partnership.

The Second A&R Agreement amends and restates in its entirety the Amended and Restated Limited Liability Company Agreement, dated August 23, 2024 (the “First A&R Agreement”), which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2024 (the “Previous 8-K”). As disclosed in the Previous 8-K, the Operating Partnership, through the Iowa SPE, acquired a 30,465 square-foot, single-tenant retail property located at 1220 South Duff Avenue, Ames, Iowa 50010 (the “Ames Property”), which is 100% leased to Best Buy Stores, L.P. pursuant to a triple net lease. The acquisition of the Ames Property was funded, in part, through the issuance to JCWC of preferred equity (Class A Preferred Units) of the Iowa SPE. The Iowa SPE was formed to acquire, own, operate, and manage the Ames Property and was capitalized through a combination of a $3,080,000 preferred equity investment by JCWC and a $2,495,000 loan from Valley National Bank.

The Second A&R Agreement modifies the economic terms of the preferred equity investment in the Iowa SPE held by JCWC. Under the First A&R Agreement, JCWC’s distribution preference consisted of an 8.0% annual cumulative preferred return comprised of a 6.5% per annum current cash component and a 1.5% per annum accrued component. The Second A&R Agreement eliminates the accrued component and provides for a simplified preferred return of 6.5% per annum, payable monthly in cash (the “Preferred Return”).

The Second A&R Agreement also provides for up to three automatic one-year extension periods following the expiration of the initial two-year term on August 23, 2026. The parties have acknowledged in the Second A&R Agreement that the notice window to deliver a redemption notice prior to expiration of the initial term has lapsed, and accordingly the first extension period (August 23, 2026 through August 23, 2027) will commence automatically, with the second extension period (August 23, 2027 through August 23, 2028) and third extension period (August 23, 2028 through August 23, 2029) each commencing automatically unless a timely redemption notice is delivered. The Second A&R Agreement provides JCWC with the right to require the Iowa SPE to redeem its entire preferred interest by delivering written notice to the Operating Partnership no later than 180 days prior to the expiration of the then-current extension period. The redemption price will not be less than the amount necessary for JCWC’s aggregate distributions to achieve the applicable IRR hurdle on its initial capital contribution. The applicable IRR hurdle is 9.5% for the first extension period, 11.0% for the second extension period, and 12.5% for the third extension period, determined by reference to the extension period in which the applicable notice is delivered or, for a capital transaction, the period in which the closing occurs. Beginning on August 23, 2026, the Iowa SPE may, at its election, require JCWC to sell all or any portion of the Class A Preferred Units at the redemption price calculated using the then-applicable IRR hurdle, upon not fewer than 180 days’ nor more than 360 days’ prior written notice.

The Second A&R Agreement also includes governance and protective provisions customary for this type of preferred equity investment, including specified circumstances in which JCWC may have the right to replace the Operating Partnership as managing member of the Iowa SPE (including in connection with certain uncured defaults under the Iowa SPE's senior loan and certain failures to make required payments of the Preferred Return), as further described in the Second A&R Agreement.

The foregoing description of the Second A&R Agreement is summary in nature and is qualified in its entirety by reference to the full text of the Second A&R Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

As previously reported, on August 20, 2025, the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing or meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. The Company thereafter requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to address the deficiency, which was held on March 24, 2026. By decision dated April 17, 2026, the Panel granted the Company an extension through August 4, 2026, to evidence compliance with the Equity Requirement, which the Panel indicated, constitutes the full extent of the Panel’s discretion in this matter. There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements by August 4, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Second Amended and Restated Limited Liability Company Agreement of GIPIA 1220 S. Duff Avenue, LLC, dated as of April 13, 2026, by and among GIPIA 1220 S. Duff Avenue, LLC, Generation Income Properties, L.P., and JCWC Funding LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	April 20, 2026	By:	/s/ David Sobelman
David Sobelman Chief Executive Officer